UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to ss.240.14a-12

VSB BANCORP, INC.

(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 28, 2011

TO OUR STOCKHOLDERS:

We are delighted to invite you to our Eighth Annual Stockholders Meeting, which will take place at Victory State Bank’s Main Office at 4142 Hylan Boulevard (Great Kills), Staten Island, New York 10308 at 5:00 P.M. (Eastern Standard Time) on Tuesday, April 26, 2011.

The enclosed Annual Report represents the performance of VSB Bancorp, Inc. on a consolidated basis with its subsidiary, Victory State Bank.  Also enclosed is the Proxy Statement, which details the matters that will be voted upon at our Annual Meeting.

We sincerely hope that you will be able to attend and we look forward to seeing you at the Meeting.

Sincerely,

/s/ Joseph J. LiBassi
Joseph J. LiBassi
Chairman of the Board

/s/ Raffaele M. Branca
Raffaele M. Branca
President and
Chief Executive Office

Please sign, date and return your proxy card or voting instructions in the enclosed envelope as soon as possible to make sure that your vote is counted at the Annual Meeting. You are welcome to attend the Meeting even if you send in your proxy card.

VSB BANCORP, INC.
4142 Hylan Boulevard
Great Kills
Staten Island, New York 10308
(718) 979-1100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of VSB BANCORP, INC.:

PLEASE TAKE NOTICE that our Annual Meeting of Stockholders will be held at the principal office of Victory State Bank, 4142 Hylan Boulevard, Staten Island, New York on April 26, 2011 at 5:00 p.m. (New York time), for the following purposes:

1.	To elect three directors for three-year terms;

2.	To amend the Certificate of Incorporation to increase the authorized common shares from 3,000,000 to 10,000,000 authorized;

3.	To ratify the appointment of Crowe Horwath LLP as our independent registered public accountants for 2011; and

4.	To transact any other business that may properly come before the meeting or any adjournments.

The close of business on March 11, 2011 is the record date to determine which stockholders are entitled to notice of and to vote at the meeting.

By order of the Board of Directors

/s/ Joan Nerlino Caddell
Joan Nerlino Caddell,
Corporate Secretary

This Notice of Annual Meeting, Proxy Statement and form of Proxy are first being sent to stockholders on or about March 28, 2011.

IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT

We will provide, without charge, to each person solicited with this proxy statement, upon the written request of any such person, a copy of our annual report on Form 10-K, including the financial statements and the financial statement schedules that we are required to file with the Securities and Exchange Commission for our most recent fiscal year. The written request should be directed to Jonathan Lipschitz, Vice President & Controller, VSB Bancorp, Inc., 4142 Hylan Boulevard, Staten Island, New York 10308. The Form 10-K is also available on the Internet as part of the Securities and Exchange Commission’s EDGAR database at http://www.sec.gov/edgar.shtml.

VSB Bancorp, Inc.
4142 Hylan Boulevard
Great Kills
Staten Island, New York 10308
(718) 979-1100

Proxy Statement

SUMMARY

Q:        Why am I receiving these materials?

A:        Our Board of Directors is sending you these proxy materials in connection with our annual meeting of stockholders, which will take place on April 26, 2011. You may attend the annual meeting in person but we ask that you send us your proxy card and vote on the proposals described in this proxy statement to make sure that your vote is counted.

Q:       What proposals will stockholders vote on at the annual meeting?

A:        There are three proposals that stockholders are scheduled to vote on at the meeting:

●	the election of three directors for three-year terms;

●	the amendment of the certificate of incorporation to increase authorized shares to 10,000,000 shares; and

●	the ratification of the appointment of Crowe Horwath LLP as our independent registered public accountants.

Q:        What are the Board of Directors’ recommendations?

A:        The Board of Directors recommends a vote:

For the election of three directors for three-year terms;

For the amendment of the certificate of incorporation; and

For the ratification of the appointment of Crowe Horwath LLP as our independent registered public accountants.

Q:        Who has been nominated as a director?

A:        The Board of Directors, upon the recommendation of the Nominating Committee, has nominated Raffaele M. Branca, Robert S. Cutrona, Sr. and Chaim Farkas for election as directors. They are all now directors of both our company and our subsidiary, Victory State Bank (the “Bank”).

Q:        What shares can I vote?

A:        You can vote all shares that you owned at the close of business on March 11, 2011 (the “Record Date”). You may cast one vote for each share of stock. You may vote for up to three directors for three-year terms, but you may cast only one vote per share for any single nominee.

Q:       How can I vote my shares?

A:        The best way to vote your shares is to mail your proxy card in the enclosed pre-paid envelope. You can still attend the meeting and change your vote, but sending your proxy card will make sure your vote is counted. If you own your stock in street name through a stockbroker, please be sure to send your voting instructions to your broker so your shares will be voted. If you want to attend the meeting and vote in person, you may obtain directions by calling us at 718-979-1100 or by going to www.google.com, clicking on “Maps”, then clicking on “Get Directions,” and then inserting the address you are coming from in slot “A” and 4142 Hylan Boulevard, Staten Island, New York in slot “B”.

Q:        Can I change my vote?

A:        You may change your voting instructions at any time before the vote at the annual meeting. You may do so by submitting a new proxy card on our form with a later date, by signing any other document that revokes your proxy and causing it to be delivered at the meeting, or by attending the meeting and voting in person. Attending the meeting will not automatically revoke your proxy unless you specifically so request. If you own your stock in street name, you must contact your broker to change your vote.

Q:        How many votes are required for election as a director?

A:        The three nominees with the highest vote totals will be elected.

Q:        How many votes are required to approve the amendment of the certificate of incorporation?

A:        A vote in favor by a majority (912,505) of the shares outstanding and entitled to vote at the meeting is necessary to approve the amendment.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on April 26, 2011.

The proxy statement and annual report to security holders are available at
www.victorystatebank.com/AnnualMeeting.

General Information

We are furnishing this Proxy Statement and the accompanying form of proxy to the stockholders of VSB Bancorp, Inc. in connection with our solicitation of proxies for our Annual Meeting of Stockholders to be held on April 26, 2011 at 5:00 p.m. (local time) at the main office of our subsidiary, Victory State Bank, at 4142 Hylan Boulevard, Staten Island, New York 10308, and at any adjournments of the meeting.

The Proxy

Our Board of Directors is soliciting your proxy. If you properly sign and return the enclosed form of proxy prior to or at the meeting and you do not revoke it, all your shares covered by the proxy will be voted at the meeting and, if you give instructions on how you want your shares to be voted, the holder of the proxy will follow your instructions. If you properly sign and return the proxy but you do not specify how you want to vote, your shares will be voted for the election of the director nominees named below and in favor of the two other proposals described in this proxy statement. If you hold your stock in street name through a broker, you must send your voting instructions to your broker.

We will solicit proxies by mail and by delivery to agents for street name holders. We may also solicit proxies by telephone, facsimile or in person by officers and other employees of ours or of our subsidiary. We will pay the entire cost of this solicitation. We will reimburse financial institutions, brokerage houses or other custodians, nominees or fiduciaries for their reasonable expenses in forwarding the forms of proxy and proxy materials to beneficial owners. You may revoke your proxy at any time before the vote is cast for your shares, either by written notice or by your oral revocation at the meeting. To be valid, written notice must be actually received by Joan Nerlino Caddell, Corporate Secretary, VSB Bancorp, Inc., 4142 Hylan Boulevard, Staten Island, New York 10308 before the proxy is used at the meeting. Attendance at the meeting will not in and of itself revoke a proxy.

Other than the matters listed in the attached Notice of Annual Meeting, our Board of Directors does not know of any other matters that will be presented for a vote at the meeting. If you sign the enclosed proxy, the holders of the proxy will have the authority to vote your shares in accordance with their best judgment on any other business that may properly come before the meeting.

Capital Stock Outstanding and Record Date

The close of business on March 11, 2011 is the record date to determine which stockholders are entitled to notice of, and to vote at, the meeting. At the close of business on that date, there were 1,825,009 shares of our common stock outstanding and entitled to vote at the meeting. Common stock is our only authorized class of stock. Each outstanding share is entitled to one vote at the meeting on each matter to be voted upon. There will be no cumulative voting of shares for the election of directors.

If 608,337 shares of our common stock are represented at the meeting in person or by proxy, representing one-third of the issued and outstanding shares, there will be a quorum. Abstentions and broker non-votes are counted to determine whether there is a quorum.

On Proposal 1, the election of directors, you may vote for up to three candidates. You may not cast more than one vote per share for any one nominee. You may “Withhold Authority” to vote for some or all of the nominees named below by so indicating in the appropriate space on the proxy. The three nominees with the most votes will be elected to three-year terms. Votes that are withheld have no effect on the election of directors.

On Proposals 2 and 3, you may vote “FOR”, “AGAINST” or “ABSTAIN.” On Proposal 2, the amendment of the certificate of incorporation, a vote in favor by a majority (912,505) of the outstanding shares is necessary for approval. Abstentions, broker non-votes and the failure to vote at the meeting all have the same effect as a vote against Proposal 2. Proposal 3 requires the affirmative vote of a majority of the votes cast on that proposal to be approved. Abstentions, broker non-votes, and the failure to vote at the meeting have no effect on the results of the vote on Proposal 3.

Please return your proxy to our transfer agent, Registrar and Transfer Company, in the envelope we provide. Inspectors of election designated by the Board will count the votes. There are no dissenters’ rights arising out of any of the proposals set forth in this Proxy Statement.

Forward-Looking Statements

When used in this proxy statement, or in any written or oral statement made by us or our officers, directors or employees, the words and phrases “will result,” “expect,” “will continue,” “anticipate,” “estimate,” “project,” or similar terms are intended to identify “forward-looking statements.” A variety of factors could cause our actual results and experiences to differ materially from the anticipated results or other expectations expressed in any forward-looking statements. Some of the risks and uncertainties that may affect our operations, performance, development and results, the interest rate sensitivity of our assets and liabilities, and the adequacy of our loan loss allowance, include, but are not limited to:

●
deterioration in local, regional, national or global economic conditions which could result in, among other things, an increase in loan delinquencies, a decrease in property values, or a change in the real estate turnover rate;

●	changes in market interest rates or changes in the speed at which market interest rates change;

●	changes in laws and regulations affecting the financial service industry;

●	changes in competition; and

●	changes in consumer preferences.

Please do not place undue reliance on any forward-looking statement, which speaks only as of the date made. There are many factors, including those described above, that could affect our future business activities or financial performance and could cause our actual future results or circumstances to differ materially from those we anticipate or project.

Proposal 1 - The Election of Directors

General Information Regarding Nominees and Our Other Directors

Our Board of Directors has nine members. At the meeting, three directors are to be elected, all for three-year terms, each to serve until his or her successor is elected and has qualified. The Board of Directors has nominated Raffaele M. Branca, Robert S. Cutrona, Sr. and Chaim Farkas for three-year directorships. All of the nominees are presently members of the Board of Directors, with their terms expiring at the meeting.

If any of these nominees becomes unavailable for election, which we do not anticipate, the shares represented by proxies that would otherwise have been voted for such nominee will be voted for a substitute nominee designated by our Board of Directors.

The following table provides information about the three nominees and our other six directors. Length of service as a director includes service as a director of Victory State Bank prior to our holding company reorganization.

Name, Age, Length of Service as Director and Expiration of Term	Principal Occupation During Past 5 Years and Directorships of Public Companies

Nominees:

Raffaele M. Branca (46) Director since 1997 Term expires 2011
President, Chief Executive Officer and Chief Financial Officer, VSB Bancorp, Inc. and Victory State Bank, November 2007 to present; formerly Executive Vice President and Chief Financial Officer, Victory State Bank from November 1997 through November 2007 and VSB Bancorp, Inc. from January 2003 through November 2007. Mr. Branca has more than 29 years experience in banking, with particular expertise on matters of financial accounting and the maintenance of a control environment assuring accuracy in financial reporting. Mr. Branca has spent his entire professional career focused on the business and regulatory environment in which banks must operate successfully in order to survive. Mr. Branca’s extensive community involvement includes, among other activities, serving as treasurer of both the Staten Island Chamber of Commerce and the Seaman’s Society for Children and Families, director of the Building Industry Association of New York City, and past president of the Staten Island Council, Boy Scouts of America. He is also a Cabinet level member of the Staten Island Economic Development Corporation, First Vice Chair of the Staten Island Museum and a member of the St. Joseph by the Sea Finance Committee and the Eden II Audit Committee.

Robert S. Cutrona, Sr. (73) Director since 1997 Term expires 2011
President of Project-One Services, Inc., a cleaning and maintenance firm. Mr. Cutrona brings to the Bank more than 50 years of experience in the Staten Island business community. He also has substantial expertise on matters of construction and maintenance which is important both from the point of view of our own physical plant and also in assessing the prudence of Victory State Bank’s real estate lending opportunities. Mr. Cutrona is heavily involved in the community, serving as a trustee or director of the Building Industry Association of New York City, Staten Island Academy, and past president of the College of Staten Island Foundation, among others. He is also an Ambassador level member of the Staten Island Economic Development Corporation.

Chaim Farkas (57) Director since 1997 Term expires 2011
President and Owner of Dataware Systems Lease, Inc., a computer services company. Mr. Farkas bring his expertise in information technology and data management, which are extremely important in light of the tremendous importance of high technology computing in the proper functioning of a bank. Mr. Farkas also has extensive experience and contacts in the Staten Island business community.

Continuing Directors:

Alfred C. Johnsen (64) Director since 2003 Term expires 2012
Certified public accountant and owner of the firm Alfred C. Johnsen Certified Public Accounts. Mr. Johnsen brings his expertise in accounting and finance, and in addition to being the Chair of our Audit Committee, he is our financial expert on our Audit Committee. Mr. Johnsen is involved in the community by serving as a trustee or director of the Visiting Nurse Association and the Notre Dame Academy.

Carlos Perez, MD (71) Director since 1997 Term expires 2012
Doctor of Gynecology. Dr. Perez brings us his management and entrepreneurial expertise. He has been active as a physician in the Staten Island community for more than 30 years. Dr. Perez serves as the Chair of our Personnel and Compensation Committee. Dr. Perez is a member of the Richmond County Medical Society.

Bruno Savo (52) Director since 2004 Term expires 2012
President, Savo Brothers, Inc. a local building firm that constructs mainly residential housing. Mr. Savo brings us his construction and real estate expertise and experience. He has extensive knowledge of all aspects of Staten Island real estate and numerous contacts in the Staten Island business community. Mr. Savo serves as the Chair of our Loan Committee. Mr. Savo’s community involvements include serving as a trustee or director of the Building Industry Association of New York City, the College of Staten Island Foundation and the Staten Island Council, Boy Scouts of America, among others. Mr. Savo is the Chairman of the Building Awards Committee for the Staten Island Chamber of Commerce,

Joseph J. LiBassi (75) Director since 1997 Term expires 2013
Chairman, VSB Bancorp, Inc. and Victory State Bank; Self-employed real estate investor. Mr. LiBassi was a director of Gateway State Bank from its inception in 1977 until its merger in 1995. Mr. LiBassi also served as Gateway’s Audit Committee Chair. Mr. LiBassi brings to the Board his expertise on Staten Island real estate and more than 30 years of experience as a director of a bank, during which time he has developed substantial expertise in the highly regulated business of banking. Mr. LiBassi is heavily involved in the community, serving as a trustee and immediate past Chairman of the Staten Island Mental Health Society, a member of the Da Vinci Society of Wagner College, former Vice Chairman of the Snug Harbor and Botanical Garden and former director of the Staten Island Chamber of Commerce and the College of Staten Island Foundation.

Joan Nerlino Caddell (53) Director since 1997 Term expires 2013
Secretary, VSB Bancorp, Inc. and Victory State Bank; attorney at law and member/owner of Joan Nerlino Caddell & Associates, PLLC since January 2006 and partner in Nerlino & Gambale, LLP from March 2002 through December 2005, both firms being attorneys for Victory State Bank. Ms. Nerlino Caddell brings to the Board more than 30 years of legal experience, especially as it relates to the laws affecting banks and bank holding companies. Ms. Nerlino Caddell has spent her entire professional career working on Staten Island and has substantial broad-based knowledge of the Staten Island business community. Ms. Nerlino Caddell also acts as counsel to Community Agency for Senior Citizens, Inc., Staten Island Senior Resource Corp. and Senior Housing Resource Corporation. Ms. Nerlino Caddell is a trustee of Richmond University Medical Center and a member of the Richmond County Bar Association and the Staten Island Women’s Bar Association.

Robert P. Moore (60) Director since 2009 Term expires 2013
Retired Vice President of Keyspan (now National Grid). Executive Vice Chairman of the Staten Island Economic Development Corporation. Mr. Moore brings to us his marketing expertise and his substantial contacts throughout the Staten Island business community.

The Board of Directors held 13 meetings during 2010. During the year ended December 31, 2010, each director attended at least 75% of the total of the number of Board meetings held and the number of meetings held by all committees on which he or she served, while he or she served.

Our Board Of Directors Unanimously Recommends That You Vote In Favor Of The Election Of Directors Branca, Cutrona And Farkas As Directors.

Board Leadership Structure

Both VSB Bancorp, Inc. (the “Company”) and Victory State Bank (the “Bank”) have a Chairman of the Board (Mr. LiBassi) and a President and Chief Executive Officer (Mr. Branca). Mr. LiBassi is not actively involved in the day to day operations of either the Company or the Bank. He conducts Board meetings and supervises Board operations and functions. He also acts as the liaison between the Board and the officers of the Bank between Board meetings and performs functions as the public face of the Board throughout the year, including maintaining close relationships with local government officials on matters of interest to the Company and the Bank. The Company believes this structure provides appropriate checks and balances to assure proper development and implementation of policies and procedures for the Company and the Bank.

In addition to the Nominating, Audit and Personnel and Compensation Committees described in detail below, the Board of the Bank has a Loan Committee consisting of seven of the nine directors. The Loan Committee must approve all unsecured loans in excess of $250,000 and all secured loans in excess of $400,000, other than cash collateral loans. The Loan Committee performs an important risk-management function because of the risks associated with lending in general. The Audit Committee also performs risk management functions through its work with the Company’s registered public accounting firm. In addition, the Bank has both an independent loan review consultant and an outsourced internal auditor that provide reports to, and meet with, the Audit Committee to discuss their findings on problems and risks that they may have found in the course of their work. These reports are also provided to and reviewed by the full Board. Interest rate, liquidity, borrowing and capital risks are reviewed, at a minimum, on a quarterly basis by the Asset Liability Committee (“ALCO”), which is comprised of the President & CEO, two directors and one non-director officer. The results of the ALCO analysis are presented to the full Board on a quarterly basis.

Committees of the Board of Directors

The Board of Directors has a Nominating Committee, an Audit Committee and a Personnel and Compensation Committee. These committees all operate jointly with comparable committees of the Board of Directors of Victory State Bank having the same members. Except for the issue of stockholder recommendations to the Nominating Committee for director candidates, which applies only to the VSB Bancorp, Inc. Nominating Committee, the following discussion regarding committees relates to both the Victory State Bank and VSB Bancorp, Inc. committees.

Audit Committee

The Audit Committee conducts the annual statutory directors’ examination of Victory State Bank, reviews reports of examination made by regulatory authorities, reviews and discusses the audited financial statements with our independent public accountants and makes periodic reports to the Board of Directors regarding the findings of the regular audits by Victory State Bank’s internal auditor. The Audit Committee also receives a report from our independent registered public accountants regarding critical accounting policies and procedures, any material alternate treatment discussed with management, and other written communications from those accountants to management. The Audit Committee also approves the retention and compensation of our independent registered public accountants, and reports the approved firm to the Board of Directors.

The Board of Directors has determined that director Alfred C. Johnsen, who is a member of the Audit Committee, qualifies as an audit committee financial expert under the regulations of the Securities and Exchange Commission and that he is independent of management. Mr. Johnsen will not be deemed an expert for any other purpose as a result of being designated or identified as an audit committee financial expert. The designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and board of directors in the absence of such designation or identification. In addition, the designation or identification of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or board of directors. All of the members of the Audit Committee are independent of management.

The following is the report of our Audit Committee.

Audit Committee Report

During 2010, the Audit Committee reviewed the quality and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent public accountants, the performance of the internal audit function and our independent public accountants, and significant financial matters. Each of the Audit Committee members satisfies the definition of independent director under NASDAQ Stock Market Rule 5605. The Audit Committee met five times during 2010.

The Board and the Audit Committee have adopted a charter for the Audit Committee. The charter was most recently re-approved in 2011. The Board of Directors of the Bank has also approved the same charter for its Audit Committee. The charter is available for review on our web site at www.victorystatebank.com.

The Audit Committee has reviewed our audited consolidated financial statements and discussed the statements with management. The Audit Committee has discussed with Crowe Horwath LLP, our independent registered public accountants for 2010, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee received from Crowe Horwath LLP the written disclosures and letter required by the Public Company Accounting Oversight Board, disclosing to the Audit Committee all relationships with the accountants that may reasonably bear on independence, confirming the accountants’ independence and confirming that the accountants discussed their independence with the Audit Committee. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report for 2010 as sent to our stockholders and as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Alfred C. Johnsen (Chairman), Robert P. Moore and Carlos Perez MD

Nominating Committee

The Nominating Committee proposes candidates to the Board of Directors for election as directors by stockholders. The Committee also reviews issues of independence and conflicts of interest regarding directors and candidates for nomination. The Nominating Committee consists of directors Joseph J. LiBassi, Alfred C. Johnsen and Carlos Perez MD. All of the members of the Nominating Committee are independent of management. The Nominating Committee met once during 2010. The Board of Directors has adopted a charter for the Nominating Committee. The charter was most recently re-approved in 2011. The charter is available for review on our web site at www.victorystatebank.com.

We are principally engaged in business in Staten Island. Our existing directors are active, well-known members of the community. In most cases, we anticipate that existing directors will be re-nominated if they want to continue to serve as directors. If an existing director will not be re-nominated for any reason, or if the size of the board of directors is increased, then the Nominating Committee, in consultation with the other directors and based upon their knowledge of the Staten Island community, will seek to identify individuals known to them with character, experience, knowledge and business relationships that reflect favorably on their ability to act as productive members of the Board of Directors. Once candidates are identified, the committee will evaluate their credentials and form a judgment as to which candidate or candidates have the greatest ability to both guide us and assist in the growth of our business. All candidates suggested to the committee will be evaluated in the same manner, regardless of whether the candidate is suggested by a director, officer, stockholder or other person. The Board evaluates the business experience and expertise of each candidate, taking into account their field of business in an effort not to duplicate this expertise on the Board.

We seek director nominees who, at a minimum, possess:

o	knowledge of the business community in Staten Island;

o	expertise in the evaluation of financial matters;

o	the ability to review, absorb and comment on financial statements which are an integral part of our operations;

o	the character and reputation appropriate for a director of a bank holding company; and

o	no blemishes in their past which would cause concerns among federal or state bank regulators who regularly examine the operations of VSB Bancorp or its subsidiary, Victory State Bank.

In 2010, our Board of Directors amended our by-laws to set forth qualification standards for directors. In order to qualify as a director, an individual must reside in New York or New Jersey and either (i) have a primary residence in Richmond County, New York; or (ii) have a principal place of employment located in Richmond County, New York. In addition, no person is eligible for initial election as a director who is 70 years of age or more, and the office of any director shall become vacant on the last day of the month in which such director reaches his or her 70th birthday, except for directors who have been directors of the Company since it was formed.

These qualification standards apply to all directors, whether nominated by the Nominating Committee or by stockholders pursuant to our by-laws.

The Board of Directors believes that diversity of business experience and diversity of business involvement are important components of the qualities that make up a well-functioning Board of Directors. Therefore, the Board has determined that it is in the best interests of the Company to consider diversity of business background as a significant component in assessing whether a potential candidate for director would have a positive effect on both Board deliberations and the marketing of the Company. The Nominating Committee Charter provides that whenever there is a vacancy on the Board of Directors, this policy should be implemented by the Nominating Committee by evaluating the business background of existing directors and give preference to candidates who would expand the breadth of the Board. The effectiveness of the policy regarding consideration of diversity is assessed by considering the diverse business backgrounds of the Board members.

The Nominating Committee will consider, for inclusion in the Board of Directors’ slate of nominees for director, candidates suggested by stockholders. In order to suggest a candidate, a stockholder must send a notice to the Nominating Committee which we must receive at our principal office no later than 120 calendar days before the date which corresponds to the date of our proxy statement for the prior year’s annual meeting. The notice must be signed by the stockholder and must provide the following information:

o
A detailed resume of the proposed nominee showing his or her academic and business achievements and history; his or her experience and qualifications to be a director; and any other information that the stockholder or the proposed nominee considers relevant in evaluating the person’s qualifications to be a director;

o	All information regarding the proposed nominee that would be required to be disclosed to the Board of Governors of the Federal Reserve System in our Annual Report on form FR Y-6;

o	All other information relating to the proposed nominee that would be required to be disclosed in a proxy statement under the rules and regulations of the Securities and Exchange Commission; and

o
The name and address of the stockholder submitting the notice; the class and number of shares beneficially owned by the stockholder; when such shares were acquired by the stockholder; whether the stockholder owns any put options, has sold any call options, or otherwise owns any other derivative securities with respect to any shares of stock of the Company or has any existing contracts that now or may in the future affect the Stockholder’s ownership or voting rights in the shares; and a description of any business, family or employment relationship between the stockholder and the candidate.

Personnel and Compensation Committee

The Personnel and Compensation Committee makes salary and compensation decisions for all officers at the level of Senior Vice President and above. The committee also functions as the stock plan committee under our stock option and stock award plans. The Personnel and Compensation Committee does not have a charter. The Personnel and Compensation Committee consists of directors Carlos Perez MD, chairman, Joseph J. LiBassi and Alfred C. Johnsen. All of the members of the Personnel and Compensation Committee are independent of management. The Personnel and Compensation committee met three times during 2010.

Stockholder Communications with Directors

Stockholders may communicate directly with a director by mailing or delivering a letter addressed to the director by name at our principal office. The envelope should be conspicuously marked on the outside front “Confidential.” We will forward any such letters to the named director unopened. Letters addressed to the Board of Directors as a whole will be given to the Chairman of the Board, who will then distribute copies to all directors.

Attendance by Directors at Our Annual Meeting

The Board has a policy that all directors should attend the annual meeting of stockholders. It has been the practice of Victory State Bank and VSB Bancorp, Inc., to hold meetings of their Boards of Directors immediately after the annual stockholders’ meeting. Therefore, we anticipate that most, if not all, of the directors will attend the annual meeting of stockholders. In 2010, seven of our eight directors in office at that time attended the annual stockholders’ meeting of our Company.

Compensation

This section provides information regarding cash and non-cash compensation paid to certain executive officers and directors of VSB Bancorp, Inc. and its subsidiaries for the periods indicated.

The following table provides information regarding the compensation of Raffaele M. Branca, the sole executive officer of the Company. There were no persons who were executive officers for a part of 2009 or 2010 but not at the end of 2010.

Name and principal position	Year	Salary	Bonus1	Stock Awards2,4	Option Awards3,4	All Other Compensation5	Total
Raffaele M. Branca,	2010	$250,794	$81,005	$85,915	$14,160	$36,264	$472,616
President, PEO and CFO	2009	$237,115	$77,393	None	None	$35,570	$350,078

1 The bonus shown for each year represents the amount approved by the Board of Directors with respect to that year. However, bonuses are not paid until after audited financial statements are available for the following year and are subject to adjustment by the Board of Directors until they are actually paid.

2 Represents the grant date fair value of restricted stock granted in the applicable year, which vests in five equal annual installments.

3 Represents the dollar amount recognized for financial statement reporting purposes of stock options granted in the applicable year, which vests in five equal annual installments from the date of grant.

4 See the “Notes to Financial Statement” included in our Annual Report for a discussion of the assumptions used in calculating these amounts.

5 Represents the following items:

Name	Year	Car Allowance	401(k) match and profit sharing plan contribution	Contributions to the Employee Stock Ownership Plan	Life and Long Term Disability Insurance	Miscellaneous
Raffaele M. Branca	2010	$6,043	$13,475	$11,907	$3,605	$1,234
	2009	$6,103	$13,475	$12,203	$2,556	$1,233

Explanatory Information Regarding the Summary Compensation Table

General. During 2010, we granted equity-based compensation but we did not re-price or otherwise modify any equity-based compensation plan or award, nor did we waive or modify any target, goal or condition under any non-stock incentive plan. In April 2010, we granted to Mr. Branca a restricted stock award of 4,000 shares of our common stock, pursuant to an existing stockholder-approved restricted stock plan. The award has no expiration and the price of our common stock on the date of the grant was $11.46 per share. The stock award vests in five equal annual installments on the first five anniversaries of the grant. In June 2010, we granted a restricted stock award of 3,500 shares of our common stock, pursuant to the same restricted stock plan, to Mr. Branca in connection with the execution of his new employment agreement. The award has no expiration and the price of our common stock on the date of the grant was $11.45 per share. The stock award vests in five equal annual installments beginning on November 16, 2011.

In June 2010, we granted an option to purchase 14,750 shares of our common stock, pursuant to an existing stockholder-approved incentive stock option plan, to Mr. Branca. The option has a term of 10 years with and exercise price of $11.45 per share. The option vests in five equal annual installments on the first five anniversaries of the grant.

During 2009, we did not grant any equity-based compensation nor did we re-price or otherwise modify any equity-based compensation plan or award, nor did we waive or modify any target, goal or condition under any non-stock incentive plan.

The bonuses shown in the above table were awarded by vote of the Board of Directors upon the recommendation of the Personnel and Compensation Committee. The bonuses were based upon an evaluation of general factors by the Personnel and Compensation Committee and the Board of Directors.

Employment Agreement. Victory State Bank has an employment agreement with President and CEO Raffaele M. Branca, which was approved by the Board of Directors in June 2010 and became effective upon the expiration of his previous employment agreement in November 2010. The employment agreement is intended to maintain a stable and competent management base. The agreement expires in November 2015.

The agreement provides for an initial salary at an annual rate of $259,350, with the Board of Directors having the authority to approve raises or bonuses in its discretion. The agreement provides that Victory State Bank may terminate Mr. Branca’s employment without cause at any time during the five year term, but if it does so, he is entitled to a severance payment equal to from eighteen months to two years of salary, plus continued health insurance benefits for a like period, depending upon when the termination occurs. If the agreement is not renewed for at least two years at expiration, then Mr. Branca is entitled to severance in an amount equal to eighteen months of salary and health insurance benefits.

If there is a change in control of our company or Victory State Bank during the term of the agreement, and Mr. Branca’s employment is terminated within six months after the change in control, including termination by him, Mr. Branca is entitled to a payment equal to 2.99 times his then current salary plus the most recent incentive bonus, plus continued health, life and disability insurance benefits for three years after the change in control, but in no event will the amount payable to Mr. Branca exceed the maximum amount payable without the imposition of any excise tax under Section 280G of the Internal Revenue Code.

The agreement also includes non-solicitation and non-competition provisions in the event employment is terminated other than after a change in control.

401(k) Plan. We maintain a qualified 401(k) salary deferral plan for all eligible employees of Victory State Bank or our Company who are at least 21 years of age, who work for one consecutive year and are credited with 1,000 hours of service in the plan year. Each participant may elect to make salary deferral contributions to the 401(k) plan on a pre-tax basis. We match 100 percent of the first three percent of salary deferred by all employees, including officers. Compensation for purposes of the 401(k) is capped at $245,000 annually (subject to cost of living adjustments). At our sole discretion, we can also make a discretionary (or profit sharing) contribution to the Plan. This discretionary contribution is in addition to the matching contribution. The matching contribution and the discretionary contribution vest in annual installments of 20% beginning after the second anniversary of eligibility in the 401(k) plan. Employee salary deferral contributions are immediately vested. For 2009, we made a discretionary contribution to the Plan equal to 2.5% of salary. For 2010, we made a discretionary contribution to the Plan equal to 2.5% of salary. Aggregate contributions to the accounts of an employee under the 401(k) plan cannot exceed $46,000 annually (subject to cost of living adjustments).

Employee Stock Ownership Plan. We have an Employee Stock Ownership Plan (the “ESOP”) for employees. Employees of VSB Bancorp, Inc., Victory State Bank and any other subsidiaries who have been credited with at least 1,000 hours of service during a designated 12-month period and who have attained age 21 are eligible to participate in the plan. Mr. Branca is a participant in the ESOP. The ESOP purchased 92,900 shares of our common stock from us out of authorized but unissued shares in 2004 using the proceeds of a loan we made to the ESOP.

Stock purchased with the proceeds of the loan is allocated to employee accounts in the ESOP gradually as it is released from the security interest for the ESOP loan. The original loan was in the amount of $1,690,780, and in 2010, we repaid $169,078 of the loan, so 8,940 shares of our common stock were released from the lien of the loan in 2010. Since inception, 65,336 shares have been allocated to the ESOP accounts of participating employees and 27,564 shares remain pledged as collateral for the remainder of the ESOP loan.

The ESOP continues to hold stock, even after it is allocated to employee accounts, and any other amounts held for the benefit of each employee, until that employee’s employment terminates, whether by retirement, resignation or termination by the employer, provided that there are minimum release provisions for employees who are over age 70-1/2. After termination of employment, the employee’s vested balance will be distributed to the employee. Benefits for each employee vest over a seven-year period, with no vesting during the first two years of employment, and 20% vesting each year for the next five years of employment. The plan provides that in the event of a change in control, all benefits will fully vest automatically. Employees received full credit for service with Victory State Bank before the ESOP was implemented to determine vesting of benefits. Mr. Branca is fully vested in his plan balance.

In general, when stock is released from the security interest of the ESOP loan, the stock is allocated based upon the relative compensation of each participant for the year. Other amounts contributed to the ESOP that are allocated to employees will be allocated in the same manner, based upon compensation. However, profits allocated to employee accounts, such as any gain on the sale of unallocated stock held by the ESOP, will be allocated based upon each employee’s relative ESOP account balances.

Outstanding Equity Awards

We have two stock option plans that remain effective. All other plans have terminated, although there are options outstanding under those terminated plans. Our stockholders approved one remaining director stock option plan in 2004, and it applies to all directors, whether or not they are employees. Our stockholders also approved an incentive stock option plan in 2010, and it applies only to employees.

In addition, in 2010, our stockholders approved a Recognition and Retention Plan (“RRP”) that provides for the award of up to 50,000 shares of our common stock to officers and non-officer directors. Upon approval of the RRP, each director with at least five years of service received an award of 4,000 shares of restricted stock under the RRP.

In December 2005, the Board of Directors accelerated the vesting of all unvested options so that all then-outstanding options vested on December 31, 2005. There are 6,750 shares available for which options may be granted to directors under the stock option plan that stockholders approved in 2004. There are 15,927 options available to be granted to employees under the 2010 incentive stock option plan. The following table sets forth information at December 31, 2010 regarding outstanding options held by Mr. Branca, on an option by option basis.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS								STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable1	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price1	Option Expiration Date	Number of Shares or Units That Have Not Vested		Market Value of Shares or Units That Have Not Vested

Raffaele M.	04/27/2004	6,250	-0-		-0-	$17.60	4/27/2014
Branca	11/15/2007	3,750	-0-		-0-	$11.75	11/15/2017	4,000	3	$45,840
	04/27/2010	-0-	-0-		-0-	NA	NA	3,500	4	$40,075
	06/08/2010	-0-	14,750	2	-0-	$11.45	06/08/2020

1 Number of shares and exercise prices have been adjusted for all stock dividends.

2 The grant vests in five equal annual installments beginning on June 8, 2011.

3 The grant vests in five equal annual installments beginning on April 27, 2011. The fair value at the date of grant was $11.46.

4 The grant vests in five equal annual installments beginning on November 16, 2011. The fair value at the date of grant was $11.45.

Director Compensation.

Non-employee directors, other than the Chairman of the Board, receive Board-approved attendance fees of $850 per board meeting and $375 per committee meeting for committees of the Company or the Bank ($250 per meeting for meetings of the Bank’s loan committee). The committee attendance fee for the Chairman of the committee is $600 per meeting ($400 per loan committee meeting). The Chairman of the Board received a director’s fee fixed by the Board of $65,000 in 2010 but did not receive per meeting fees. The Chairman of the Board also received $50,000 for business development services for the Company and the Bank. Mr. LiBassi did not receive reimbursement of expenses incurred on matters benefiting the Company or the Bank. In 2010, three directors received stock option grants to purchase 4,000 shares of our common stock, which will vest in five equal annual installments from the date of the grant. Also in 2010, seven directors received restricted stock awards of 4,000 shares, which will vest in five equal annual installments from the date of the award. There were no grants to directors under those plans in 2009.

The following table shows compensation paid to directors during 2010. The table excludes non-compensatory amounts paid to directors for goods or services rendered other than in their capacity as directors, as discussed below under the caption, “Transactions with Directors and Officers and Their Related Interests.”

Name	Fees Earned or Paid in Cash	Restricted Stock Awards1	Option Grants2	All Other Compensation	Total3
Joan Nerlino Caddell	$18,550	$45,840	None	None	$64,390
Robert S. Cutrona, Sr.	$18,300	$45,840	None	$735	$64,875
Chaim Farkas	$18,050	$45,840	None	$619	$64,509
Alfred C. Johnsen	$15,000	$45,840	$8,320	None	$69,160
Joseph J. LiBassi	$115,000	$45,840	None	$336	$161,176
Robert P. Moore	$18,300	None	$8,320	None	$26,620
Carlos M. Perez MD	$14,000	$45,840	None	None	$59,840
Bruno Savo	$22,300	$45,840	$8,320	None	$76,460

1 The 4,000 common share award vests in five equal annual installments beginning on April 27, 2011. The fair value at the date of grant was $11.46 per share.

2 The 4,000 stock option grant vests in five equal annual installments beginning on January 15, 2011. The fair value at the date of grant was $2.08.

3 See the “Notes to Financial Statements” included in our Annual Report for a discussion of the assumptions used in calculating these amounts.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, to our knowledge based upon a review of our records and information provided in filings with the Securities and Exchange Commission, the beneficial ownership of our common stock as of the record date by directors, executive officers, and any other person, entity or group known by us to beneficially own 5% or more of our stock, including options, as detailed in the notes to the table, that are exercisable now or within 60 days after the record date.

Name	Numberof Shares		Percentof Total
Directors and Executive Officer
Raffaele M. Branca – CEO and President	98,980	(1)(10)(11)	5.39%
Joan Nerlino Caddell	60,663	(2)(12)	3.31%
Robert S. Cutrona, Sr.	44,163	(3)(12)	2.41%
Chaim Farkas	41,632	(4)912)	2.27%
Alfred C. Johnsen	12,850	(5)(9)(12)	0.70%
Joseph J. LiBassi	151,663	(6)(12)	8.28%
Robert P. Moore	4,073	(9) (13)	0.22%
Carlos Perez MD	75,831	(7)(12)	4.14%
Bruno Savo	36,716	(8)(9)(12)	2.00%
All directors and executive officer as a group (9 persons)	526,571		27.92%
Other 5% Stockholders
Merton Corn	160,611		8.80%

(1)
Excludes 700 shares owned by his spouse, as to which he disclaims voting power and beneficial ownership. Includes options to purchase 9,500 shares under our stock option plans which are vested and exercisable, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(2)
Excludes 5,750 shares, which are owned by her spouse, as to which she disclaims voting power and beneficial ownership. Includes 2,500 shares held for Ms. Caddell’s minor child under Ian Caddell Irrevocable Family Trust dated 1-03-08 for which Ms. Nerlino Caddell is a trustee. Includes 2,500 shares under a trust that will be transferred to her minor child or a trust to be created for her minor child. Includes options to purchase 5,000 shares under our stock option, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(3)
Includes 37,113 shares owned as joint tenants with his spouse, Jennifer Cutrona. Includes options to purchase 6,250 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(4)
Includes 30,000 shares owned as joint tenants with his spouse. Includes options to purchase 6,250 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(5)
Includes 5,000 shares owned by the ACJ Profit Sharing Plan dated 1/1/92, of which he is a beneficiary. Includes options to purchase 7,050 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(6)
Excludes 1,250 shares, which are owned by Melinda LiBassi, Mr. LiBassi’s spouse, as to which Mr. LiBassi disclaims voting power and beneficial ownership. Includes options to purchase 6,250 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(7)
Includes 57,500 shares owned by the Carlos Perez M.D. Trust, of which he is a beneficiary. Includes 10,000 shares owned as joint tenants with his spouse, Angela Perez. Excludes 5,000 shares owned by his adult children, as to which he disclaims voting power and beneficial ownership. Includes options to purchase 6,250 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(8)
Includes 24,881 shares owned as joint tenants with his spouse, Deborah Savo. Includes 3,750 shares for Mr. Savo’s three minor children, for which Mr. Savo is the custodian. Includes 235 shares owned as joint tenants with his son. Includes options to purchase 7,050 shares under our stock option plans, and 800 shares awarded under our restricted stock plan which will vest within 60 days.

(9)	Excludes options to purchase 3,200 shares that were granted in 2010 under our 2004 stock option plan but that are not yet vested.

(10)	Excludes options to purchase 14,750 shares that were granted in 2010 under our 2010 stock option plan but that are not yet vested.

(11)	Excludes 6,700 shares awarded under our 2010 restricted stock plan but that are not vested.

(12)	Excludes 3,200 shares awarded under our 2010 restricted stock plan but that are not vested.

(13)	Includes 3,273 shares owned as joint tenants with his spouse. Includes options to purchase 800 shares under our stock option plans.

Joseph J. LiBassi’s address is c/o Victory State Bank, 4142 Hylan Boulevard, Staten Island, New York 10308. Raffaele M. Branca’s address is c/o Victory State Bank, 4142 Hylan Boulevard, Staten Island, New York 10308. Merton Corn’s address is 250 West 57th Street, Suite 1801, New York, NY 10107.

Transactions with Directors and Officers and Their Related Interests

Some of our directors and officers and some of the corporations and firms with which they are associated also are our customers in the ordinary course of business, or have loans from Victory State Bank. None of them have loans from VSB Bancorp, Inc. It is anticipated that some of these individuals, corporations and firms will continue to be our customers or may continue to have loans from Victory State Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Victory State Bank transactions with unaffiliated persons.

Director Joan Nerlino Caddell is a member/owner of the law firm of Joan Nerlino Caddell & Associates, PLLC, which firm provides legal services to the Bank. Fees paid to that firm for legal services were $210,999 in 2010 and $208,729 in 2009, including out of pocket disbursements incurred for the Bank, in the amount of $15,657 in 2010 and $28,317 in 2009.

Director Chaim Farkas is President and a stockholder of the firm of Dataware Systems Lease, Inc. (“Dataware”) from which Victory State Bank purchased computer hardware and related software in the ordinary course of business. The fees paid to Dataware, in the aggregate, totaled $19,879 in 2010 and $21,998 in 2009.

Director Bruno Savo is a member of Boardwalk Estates, LLC, NBM Development, LLC, BMN LLC and Jolene Estates, LLC, which develop residential real estate for resale. Savino Savo, a former director and the father of Bruno Savo, is the president of Village Green Shopping Center, Inc. and Village Green Maintenance Corp, which are real estate companies. All of these companies had loans or unused but available lines of credit from Victory State Bank at December 31, 2010 and December 31, 2009. The loans and lines of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to Victory State Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Director Robert Cutrona, Sr., is President of Project-One Services, Inc., a company that provides cleaning and construction services to the Bank in the ordinary course of business. The fees paid to Project-One in the aggregate totaled $112,062 in 2010 and 138,831 in 2009.

It is our policy that all such transactions or arrangements with directors, including loans, must be approved in advance by our Board of Directors, or the Board of Directors of Victory State Bank, as applicable. All such transactions must also comply with legal requirements applicable to transactions between a bank or a bank holding company and a director officer. The Board of Directors has evaluated the relationships between its directors and management and has determined that Directors Cutrona, Farkas, Johnsen, LiBassi, Moore, Perez and Savo are independent of management under the Marketplace Rules of the NASDAQ Stock Market. Directors Johnsen, Moore and Perez are independent for audit committee purposes.

Section 16a Beneficial Ownership Reporting Compliance

Director Perez did not timely file one report on Form 4 that was required to be filed as a result of one purchase of our stock that he completed in March 2010. The report was filed seven days late. The Company is not aware of any other late filings of reports of beneficial ownership under Section 16a of the Securities and Exchange Act of 1934 with respect to 2010.

Proposal 2 – Amendment of the Certificate of Incorporation to Increase Authorized Common Shares

Introduction

We currently have 3,000,000 shares of common stock authorized for issuance. Of those 3,000,000 shares, as of December 31, 2010, 1,989,509 shares of common stock were issued and 1,825,009 shares of common stock were outstanding, 150,000 shares of common stock were in treasury, 147,100 shares of common stock were reserved for issuance upon the exercise of stock options, leaving us with 1,157,591 shares of common stock available for future issuance.

If the stockholders approve Proposal 2, we will file a Certificate of Amendment to our Certificate of Incorporation to amend Article 4 of our Certificate of Incorporation to amend, in its entirety, the first paragraph to read, as follows:

The aggregate number of shares which the corporation shall have the authority to issue is ten million (10,000,000) shares, all of which shall have a par value of $0.0001 per share.

The text of the proposed amendment is subject to modification to include such changes as the Board determines to be necessary or advisable to effect the increase in authorized shares of common stock.

Board of Directors Reasons for the Amendment

The Board of Directors has proposed the increase in the number of authorized shares of stock to provide us with additional shares of stock if needed to engage in a business combination or acquisition. As of the date of this Proxy Statement, we have no specific plans to engage in any acquisition; we have not retained an investment banker or other similar professionals in contemplation of any such transaction, and we have not identified an institution, or even a select group of institutions, that we believe would be appropriate for such a transaction.

However, our Board of Directors recognizes that the landscape of banking is constantly changing. Many institutions have been weakened by the recent economic turmoil and those institutions may become candidates for acquisitions that would allow our company to expand the reach of its banking franchise, increase its customer base, increase its geographic reach, attain additional economies of scale and add shareholder value. In order to better position ourselves to take advantage of such opportunities, we may need to raise additional capital through a public or private offering of our stock, or we may need shares of our stock for use as acquisition currency to exchange for outstanding shares of stock of a target company. Since we have not identified a target or even a group of potential targets, and we have had no discussions with a candidate that we might acquire, it is impossible for us to predict how the additional shares of stock authorized by the amendment will be used.

Consequences if Amendment Is Not Approved

Our capital levels are in compliance with all regulatory guidelines and we exceed the standards to be considered well capitalized. We do not believe  if that shareholders refuse to approve the amendment, there is a material risk that we will be unable to continue to be classified as well-capitalized. However, if the amendment is not approved, we may not have sufficient authorized but not outstanding shares of common stock to take advantage of business opportunities as they may arise. Without additional capital, we may be unable to take advantage of available acquisition opportunities.

Rights of Additional Authorized Shares

All of the additional authorized shares of VSB Bancorp, Inc. common stock would be of the same class with the same dividend, voting, and liquidation rights as the shares of VSB Bancorp, Inc.’s common stock presently issued and outstanding. Stockholders have no preemptive rights to acquire shares of common stock issued by VSB Bancorp, Inc. under its Certificate of Incorporation and stockholders would not acquire preemptive rights with respect to the additional authorized shares of VSB Bancorp, Inc. common stock under the proposed amendment to the Articles of Incorporation.

Potential Effects of Amendment

Under some circumstances, the issuance of additional shares of VSB Bancorp, Inc. common stock could substantially dilute the voting rights, equity and earnings per share of existing stockholders. We currently do not know the amount of shares of VSB Bancorp, Inc. common stock, if any, that will be offered for cash in one or more future offerings. Any future offerings of VSB Bancorp, Inc. common stock or securities that are convertible into VSB Bancorp, Inc. common stock for cash could be dilutive to the voting rights, equity and earnings per share of existing stockholders. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of our common stock.

The additional shares of common stock that would become available for issuance if the amendment is approved could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this amendment to increase the authorized common stock has been prompted by the business and financial considerations described above and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the amendment could facilitate future efforts by us to deter or prevent changes in control.

Future Shareholder Approval to Issue the Authorized Shares

If the proposed amendment is approved, the newly authorized shares of VSB Bancorp, Inc. common stock would be unreserved and available for issuance by VSB Bancorp, Inc. for any valid corporate purpose without further shareholder approval, except where shareholder approval is required under NASDAQ rules. Under NASDAQ Marketplace Rule 5635, prior shareholder approval would generally be required in the following circumstances:

(i)
for any non-public offering of the shares (A) at a price less than the greater of book or market value or (B) equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before issuance or for a non-public offering.

(ii)	if the issuance would result in a change in control

(iii)
if the issuance was in connection with the acquisition of the stock or assets of another company, (A) if the issuance will equal or exceed 20% of our voting power or number of shares outstanding prior to the issuance or (B) any director, officer or 5% stockholder of our company has a 5% or greater interest in the company or assets being acquired

(iv)
if a stock option or stock purchase plan is established or materially amended and the shares may be issued to officers, directors, employees or consultants, subject to exceptions for certain grants to shareholders generally or pursuant to tax qualified plan.

Shareholder approval is not required if the delay in obtaining shareholder approval would jeopardize the financial viability of our company.

Our Board of Directors unanimously recommends that you vote
IN FAVOR of Proposal 2.

Restrictions on Acquisition and Other Anti-Takeover Devices

Securities Exchange Commission Release No. 34-15230 requires disclosure and discussion of certain matters that may be considered to be anti-takeover devices if shareholders are asked to approve a proposal that may be used as an anti-takeover device. The proposed increased in the authorized common stock could be interpreted as such a device. However, the proposal is not the result of any takeover effort regarding the Company. Instead, as indicated above, the purpose of the increase in the authorized common stock is to provide the Company with the ability to issue shares for future acquisitions, financings and operational possibilities, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, the Company has no intent or plan to employ the additional unissued authorized shares as an anti-takeover device. As a consequence, the increase in authorized common stock may make it more difficult for, prevent or deter a third party from acquiring control of the Company or changing its board of directors and management, as well as inhibit fluctuations in the market price of the Company’s shares that could result from actual or rumored takeover attempts.

In accordance with the requirements of Release No. 34-15230, the following is information regarding provisions of law, the Company’s certificate of incorporation or bylaws, or agreements of which the Company is a party, that may be considered to have anti-takeover effects. These provisions could discourage persons or firms that are interested in acquiring the Company from attempting to do so, or by increasing the costs of such an acquisition, even though some of our stockholders might consider those acquisitions to be in their best interests. The following is a summary of the material provisions that could have anti-takeover effects.

Federal and State laws.

Under federal law, persons who intend to acquire control of a bank holding company, either directly or indirectly or through or in concert with one or more persons must give 60 days’ prior written notice to the Federal Reserve. “Control” would exist when an acquiring party directly or indirectly has voting control of at least 25% of our voting securities or the power to direct our management or policies. Under Federal Reserve regulations, a rebuttable presumption of control arises if a person, group or entity has ownership or control, or the power to vote at least 10% (but less than 25%) of our common stock.

The New York Banking Law requires prior approval of the New York Banking Board before any action is taken that causes any company to acquire direct or indirect control of a banking institution that is organized in the State of New York. The term “control” is defined generally to mean the power to direct or cause the direction of the management and policies of the banking institution and is presumed to exist if the company owns, controls or holds the power to vote 10% or more of the voting stock of the banking institution.

Section 912 of the New York Business Corporation Law, known as the New York Anti-Takeover Law, restricts the ability of interested stockholders to engage in business combinations with a New York corporation. In general terms, Section 912 prohibits any New York corporation covered by the statute from merging with an interested shareholder (i.e., one who owns 20% or more of the outstanding voting stock) for five years following the date on which the interested shareholder first acquired 20% of the stock, unless before that date the Board of Directors of the corporation had approved either the merger or the interested shareholder’s stock purchase. Our stock is registered under Section 12 of the Securities Exchange Act of 1934, so we are subject to Section 912.

Section 912 defines an interested stockholder as the beneficial owner, directly or indirectly, of 20% or more of the outstanding voting stock of a corporation; and certain other entities that have owned 20% or more of a corporation’s stock during the past five years. A business combination is defined as a merger, consolidation, sale of 10% or more of the assets, or similar transaction.

Unless an interested stockholder waits five years after becoming an interested stockholder to engage in a business combination, the business combination is prohibited unless our Board of Directors approves either (a) the business combination or (b) the acquisition of stock by the interested stockholder, before the interested stockholder acquired its 20% interest. Even though the interested stockholder waits five years, the business combination is prohibited unless either:

(i) the business combination or the acquisition of stock by the interested stockholder was approved by the Board of Directors before the interested stockholder acquired its 20% interest;

(ii) the business combination is approved by a majority vote of all outstanding shares of stock not beneficially owned by the interested stockholder or its affiliates or associates at a meeting held at least five years after the interested stockholder becomes an interested stockholder; or

(iii) the price paid for common stock acquired in the business combination is, in general terms, at least as much as the greater of (a) highest price paid by the interested stockholder for any stock since the interested stockholder first owned 5% of the stock of the corporation, or (b) the market value of the stock as of the date of announcement of the business combination; and the price paid for stock other than common stock is subject to comparable minimum standards.

Stockholder Nominations and Proposals.

Our bylaws provide that, except for proposals or nominations by the Board of Directors, a stockholder will be permitted to nominate a person to serve as a director or to present a proposal to stockholders at a stockholders’ meeting only by first satisfying certain requirements. A stockholder must give advance written notice to our Secretary before making any such nomination or submitting such a proposal. To be timely, a stockholder’s notice must be delivered to or mailed to and received at our principal executive offices not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the date the proxy statement for the previous year’s annual meeting was released to stockholders; provided, however, that if the date of the annual meeting is changed by more than thirty (30) days from the date in the prior year, then the deadline for receipt is a reasonable time before the Corporation begins to prepare and mail its proxy materials.

The Stockholder must sign the notice and must set forth as to each matter: (i) a brief description of the proposed business; (ii) the reasons for conducting such business at the annual meeting; (iii) the name and address, as they appear on the Corporation’s books, of the Stockholder proposing such business; (iv) the class and number of shares of the Corporation’s capital stock that are beneficially owned by such Stockholder; (v) the date or dates when such shares were acquired by such Stockholder; (vi) whether the Stockholder owns any put options, has sold any call options, or otherwise owns any other derivative securities with respect to any shares of stock of the Corporation or has any existing contracts that now or may in the future affect the Stockholder’s ownership or voting rights in the shares; and (vii) any material interest of such Stockholder in such business. Only business which is a proper subject of stockholder action may be proposed at or voted on at the meeting.

As to notices of intent to nominate a person as a director, the notice must also state: (i) as to each proposed nominee, all information that the Corporation would be required to be disclosed about that nominee under the then-current regulations of the Securities and Exchange Commission in its proxy statement if the nominee had been nominated by the Board of Directors; (ii) the nominee’s signed written consent to serve as a director if elected; and (iii) as to the Stockholder giving the notice (u) the name and address, as they appear on the Corporation’s books, of the Stockholder; (v) the class and number of shares of the Corporation’s capital stock that are beneficially owned by the Stockholder; (w) when such shares were acquired by the Stockholder; (x) whether the Stockholder owns any put options, has sold any call options, or otherwise owns any other derivative securities with respect to any shares of stock of the Corporation or has any existing contracts that now or may in the future affect the Stockholder’s ownership or voting rights in the shares; and (y) any business, familial or employment relationship between the Stockholder and such nominees. If the Board of Directors so requests, any person nominated by the Board of Directors shall furnish to the Secretary the information required to be set forth in a Stockholder’s notice of nomination which pertains to the nominee. However, we will not be required to name such stockholder nominee in any proxy statement for a proxy solicitation by our Board of Directors or to solicit votes for such nominee unless required by law to do so.

At any special meeting of the stockholders, the only business that may be conducted is business brought before the meeting by or at the direction of the Board of Directors.

Additional Authorized Shares.

Our Company currently has 1,174,991 shares of common stock authorized but unissued that are available to be issued upon the approval of the Board of Directors. We may issue those remaining shares without stockholder approval, unless stockholder approval is required by law for the transaction in which the stock will be issued, such as in connection with certain mergers. The Board of Directors has the power to issue those shares in circumstances that could thwart or inhibit a takeover attempt.

Classification of the Board of Directors.

Our Board of Directors is classified into three classes, with one class standing for election each year. Therefore, it could take two annual meetings for stockholders to replace a majority of the existing directors.

Qualifications of Directors.

Our bylaws provide that in order for a person to be qualified to serve as a director, the person must be a Stockholder and a resident of the State of New York or New Jersey. Each director must also satisfy one of the following two qualification standards: (i) the director’s primary residence shall be in Richmond County, New York; or (ii) the director’s principal place of employment shall be located in Richmond County, New York. In addition, no person is eligible for initial election as a director who is 70 years of age or more, and the office of any director shall become vacant on the last day of the month in which such director reaches his or her 70th birthday, except for directors who have been directors of the Company since it was formed.

Change-in-Control Provisions in Compensation Plans and Employment Contract.

The ESOP, restricted stock plan and our stock option plans contain acceleration provisions in the event of a change in control. All unvested shares allocated to accounts in the ESOP will vest and all unvested options will become exercisable immediately in the event of a change in control. In addition, the President’s employment contract provides that if his employment terminates within six months after a change in control, including his own voluntary resignation, then he is entitled to receive a lump sum payment equal to 2.99 times his then-current base salary plus incentive bonus, plus continued health, life and disability insurance benefits for three years after the change in control, subject to the maximum limit payable without the imposition of excise taxes or penalties under Section 280G of the Internal Revenue Code as a result of such payment.

These change-in-control provisions could have the effect of discouraging an acquisition of our Company or our subsidiary bank that stockholders consider to be in their best interests, or the provisions could increase the costs of any such acquisition, thereby decreasing the benefits received by stockholders.

Proposal 3 – Ratification of Independent Registered Public Accountants

Our Audit Committee and our Board of Directors have approved the engagement of Crowe Horwath LLP to be our independent registered public accounting firm for 2010, subject to the ratification of the engagement by our stockholders. At the Annual Meeting, stockholders will consider and vote on the ratification of that engagement of Crowe Horwath LLP. We expect that representatives of Crowe Horwath LLP will attend the meeting and be available to respond to appropriate questions. The representatives will be allowed to make a statement, if they desire to do so.

Audit and Other Fees

The following table sets forth the aggregate fees billed or expected to be billed by Crowe Horwath LLP for services rendered to us during 2010 and 2009 on our behalf on a combined basis, including Victory State Bank and VSB Bancorp, Inc., as well as all out-of-pocket costs incurred in connection with these services, which have been billed or will be billed to us. It is the policy of the Audit Committee that all non-audit services must be approved in advance by the Audit Committee. Only the Audit Committee has the authority to approve services to be provided by our independent registered public accountants and all members of management are aware that they must report to the Audit Committee any proposal to obtain non-audit services from our independent accountants and obtain approval from such committee before any such services are provided. All (100%) of the services provided by Crowe Horwath LLP were approved in advance by the Audit Committee.

	2010		2009

Audit Fees	$99,000		$108,717
Audit-Related Fees	$3,000	(3)	$—
Tax Fees	$14,500	(1)	$14,500	(1)
All Other Fees	$—		$20,750	(2)

(1)	For preparation of 2009 tax return in 2010 and 2008 tax return in 2009, respectively.
(2)	For preparation of cost segregation study on the fixed assets of the Company.
(3)	For preparation of Form S-8 filed in 2010 for the Company’s 2010 stock plans.

Our Board of Directors unanimously recommends that you vote IN FAVOR of the ratification of the appointment of Crowe Horwath LLP as our independent registered public accountants for the fiscal year ending December 31, 2011.

Financial Information

Accompanying this Proxy Statement is our Annual Report containing financial and related information. The Annual Report is not part of this Proxy Statement.

Other Matters

Stockholder Nominations or Proposals

Our bylaws include procedural requirements for stockholders who desire to nominate a candidate for election as a director or to propose a resolution to be voted on by stockholders at a meeting, and the bylaws also include qualification standards for directors. These provisions are discussed in detail above under the caption “Restrictions on Acquisition and Other Anti-Takeover Devices - Stockholder Nominations and Proposals” and “- Qualifications of Directors.” Stockholders desiring to nominate a candidate or make a proposal should review those requirements. Under certain circumstances for certain shareholders, regulations of the Securities and Exchange Commission may pre-empt some of those provisions.

Submission of Matters for Inclusion in Our 2012 Proxy Statement

Stockholders may submit proposals for inclusion in our 2012 proxy material by satisfying the requirements of the regulations of the Securities and Exchange Commission. We must receive those proposals by 5 p.m. local time no later than the date that is 120 calendar days before the date in 2012 that corresponds to the date that this proxy statement is released to stockholders in 2011. That deadline is expected to be November 29, 2011. However, if the date of the 2012 annual meeting is changed by more than 30 days from the date of the 2011 annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. Proposals should be sent via registered, certified, or express mail to: Office of the Chief Financial Officer, VSB Bancorp, Inc., 4142 Hylan Boulevard, Staten Island, New York 10308. The stockholder must also satisfy all the other requirements of Securities and Exchange Commission Rule 14a-8 in order to be able to include a proposal in our proxy material.

Dated: March 28, 2011

REVOCABLE PROXY
☒	PLEASE MARK VOTES	VSB Bancorp, Inc.
AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS April 26, 2011
			For	Withhold	For All Except
The undersigned hereby appoints Joan Nerlino Caddell and Carlos Perez, MD, or each of them individually, each with full power of substitution, proxies and agents for the undersigned to vote all shares of common stock of VSB Bancorp Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on April 26, 2011, at 5:00 p.m., and at any and all adjournments thereof.	1.	The election as directors of the three nominees listed below to three year terms:	☐	☐	☐

Raffaele M. Branca, Robert S. Cutrona, Sr. and Chaim Farkas

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write that nominee’s name in the space provided below.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VSB BANCORP, INC.
			For	Against	Abstain
	2.	To approve the Amendment of the Certificate of Incorporation to increase t he number of authorized shares to 10,000,000 shares of common stock	☐	☐	☐

			For	Against	Abstain
	3.	The ratification of the appointment of Crowe Horwath LLP as independent registered public accountants for VSB Bancorp, Inc. for the fiscal year ending December 31, 2011.	☐	☐	☐

	4.	In their discretion, such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE AND “FOR” THE OTHER TWO PROPOSALS.

Please be sure to sign and date this Proxy in the box below.

This proxy is revocable and will be voted as directed. If this proxy is properly signed and returned but no instructions are specified on any proposal listed above, this proxy will be voted FOR that proposal.  If any other business is presented at the Annual Meeting, this proxy will be voted by those named in this proxy in their discretion.  At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Stockholder sign above ______ Co-holder (if any) sign above

é	Detach above card, sign, date and mail in postage paid envelope provided	é

VSB Bancorp, Inc.
     IMPORTANT:  The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement and an Annual Report.

     Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.